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                                                                    EXHIBIT 23.2
Deloitte &
Touche
[Logo]

                   Chartered Accountants
                   Deloitte & Touche          Telephone: National 01719363000
                   Stonecutter Court          International + 44 171 936 3000
                   1 Stonecutter Street       Telex: 884739  TRLNDN G
                   London EC4A 4TR            FAX  (Gp. 3): 0171 538 1198
                                              LDE; DX 599




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in your Registration Statement for the 1997 Non-Employee Director Stock Plan of Crawford and Company on Form S-8 of our report dated December 1, 1994, appearing in this Annual Report on Form 10-K of Crawford and Company for the year ended December 31, 1996.


/s/  Deloitte & Touche
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DELOITTE & TOUCHE

March 24, 1997





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Deloitte Touche
Tohmatsu
International
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